                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549



                                   FORM 8-K


                                CURRENT REPORT



                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934





       Date of Report (date of earliest event reported):   June 6, 1994



                          THE LAMSON & SESSIONS CO.
- --------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)



    Ohio                        1-313                34-0349210
- --------------           -------------------     -----------------
(State or other          (Commission File        (IRS Employer
jurisdiction of          Number)                 Identification
incorporation)                                   No.)


            25701 Science Park Drive, Cleveland, Ohio  44122-9803
            -----------------------------------------------------
            (Address of principal executive offices)   (zip code)


Registrant's telephone number, including area code:  (216) 464-3400
                                                     --------------



                              Page 1 of 3 Pages

Item 5.  Other events

        In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company is providing the following cautionary statements identifying factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements of the Company made by, or on behalf of, the Company.

        The statements made by the Company in its filings under the Exchange Act of 1934, as amended (the "Act"), its financial reporting and other communications with shareholders and other constituencies that are forward-looking are subject to certain risks and uncertainties that could cause actual results to differ materially from those set forth in such forward-looking statements. The risks that could cause actual results to differ materially include, but are not limited to: (i) volatility of resin pricing,
(ii) changes in the pattern of construction spending in both the new construction, and repair and rehabilitation markets, (iii) changes in the number and distribution of housing starts, (iv) fluctuations in the interest rate affecting housing starts, (v) unpredictable technological innovations that could make the Company's products comparatively less attractive, (vi) changes in local, state and federal regulations relating to building codes and the environment (in each case as they may affect the attractiveness of the Company's products and manufacturing costs), and (vii) a reversal in the country's general pattern of economic improvement affecting the markets for the Company's products.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        THE LAMSON & SESSIONS CO.



                                        By /s/ James J. Abel
                                          ------------------------------------
                                           James J. Abel
                                           Executive Vice President, Secretary,
                                           Treasurer & Chief Financial Officer

Date:  June 6, 1996